SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  []

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e) (2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12


                            VDC COMMUNICATIONS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange  Act  Rules  14a-6(i) (1)  and
         0-11.

1)       Title of each class of securities to which transaction applies:


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2)       Aggregate number of securities to which transaction applies:


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3)       Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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

4)       Proposed maximum aggregate value of transaction:


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5)       Total fee paid:


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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)       Amount Previously Paid:


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2)       Form, Schedule or Registration Statement No.:


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3)       Filing Party:


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4)       Date Filed:


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


                            VDC COMMUNICATIONS, INC.
                          75 Holly Hill Lane, 3rd Floor
                          Greenwich, Connecticut 06830

                                                                October 20, 2000


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of VDC Communications, Inc. ("VDC") which will be held at VDC's offices at 75 Holly Hill Lane, 3rd Floor, Greenwich, Connecticut on Monday, December 11, 2000 at 10:00 A.M. Eastern Standard Time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

         At the Meeting, stockholders will be asked:

         (1) to elect one (1) director to serve until the end of his term or until his successor is elected and qualified;

         (2) to approve an amendment to VDC's 1998 Stock Incentive Plan, as amended, to increase the number of shares of VDC's common stock available for issuance pursuant to grants thereunder from five million (5,000,000) shares to eight million (8,000,000) shares;

         (3)      to  ratify   the  appointment  of  BDO Seidman, LLP  as  VDC's
independent auditors for the year ending June 30, 2001; and

         (4) to consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         These matters are discussed in greater detail in the accompanying Proxy Statement.

         Your Board of Directors recommends a vote FOR the election of the director nominated, FOR the approval of the amendment of VDC's 1998 Stock Incentive Plan, as amended, and FOR the ratification of BDO Seidman, LLP as VDC's independent auditors.

         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         A copy of the Annual Report for the year ended June 30, 2000 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         We wish to thank our stockholders for their loyal support of VDC and their participation in this process.

                                   Sincerely,

                                   /s/ Frederick A. Moran
                                   Frederick A. Moran
                                   Chairman of the Board
                                   and Chief Executive Officer

                            VDC COMMUNICATIONS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 11, 2000

                                                                October 20, 2000


To the Stockholders of VDC Communications, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of VDC Communications, Inc. ("VDC") will be held at VDC's offices at 75 Holly Hill Lane, 3rd Floor, Greenwich, Connecticut on Monday, December 11, 2000, at 10:00 A.M. Eastern Standard Time, for the following purposes:

         (1) to elect one (1) director to serve until the end of his term or until his successor is elected and qualified;

         (2) to approve an amendment to VDC's 1998 Stock Incentive Plan, as amended, to increase the number of shares of VDC's common stock available for issuance pursuant to grants thereunder from five million (5,000,000) shares to eight million (8,000,000) shares;

         (3) to ratify the appointment of BDO Seidman, LLP as VDC's independent auditors for the year ending June 30, 2001; and

         (4) to consider such other matters as may be properly brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

         A copy of the Annual Report for the year ended June 30, 2000 is enclosed for your information. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         Only stockholders of record as of the close of business on October 16, 2000 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

         All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                             By Order of the Board of Directors,

                             /s/ Frederick A. Moran
                             Frederick A. Moran
                             Chairman of the Board and
                             Chief Executive Officer

Greenwich, Connecticut

                             YOUR VOTE IS IMPORTANT
                    You are urged to sign, date and promptly
                   return your proxy in the enclosed envelope.

                            VDC COMMUNICATIONS, INC.
                          75 Holly Hill Lane, 3rd Floor
                          Greenwich, Connecticut 06830

                                 PROXY STATEMENT

         The enclosed proxy is solicited on behalf of the Board of Directors of VDC Communications, Inc. ("VDC") to be voted at the Annual Meeting of Stockholders (the "Meeting") of VDC to be held at VDC's offices at 75 Holly Hill Lane, 3rd Floor, Greenwich, Connecticut on Monday, December 11, 2000 at 10:00 A.M. Eastern Standard Time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials were mailed on or about October 27, 2000 to all stockholders entitled to vote at the Meeting.

Record Date and Share Ownership
-------------------------------

         Stockholders of record at the close of business on October 16, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting, and at any adjournment(s) or postponement(s) thereof. At the Record Date, 24,398,029 shares of VDC's common stock, $0.0001 par value per share were issued, outstanding and entitled to notice of and to vote at the Meeting and at any adjournment(s) or postponement(s) thereof.

Revocability of Proxies
-----------------------

         The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting by filing with the Secretary of VDC either: (i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

Annual Report
-------------

         A copy of VDC's Annual Report for the year ended June 30, 2000 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

         The mailing address of VDC's executive office is 75 Holly Hill Lane, 3rd Floor, Greenwich, Connecticut 06830.

Quorum and Voting Requirements; Solicitation
--------------------------------------------

         As of the Record Date for the Meeting, there were 24,398,029 shares of common stock outstanding. The presence at the Meeting, in person or by a proxy relating to any matter to be acted upon at the Meeting, of a majority of the outstanding shares, or 12,199,015 shares, is necessary to constitute a quorum for the Meeting. Each outstanding share of common stock is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.

         Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, VDC intends to apply the principles set forth below. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified VDC on a proxy form in accordance with industry practice or has otherwise advised VDC that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions and such shares cannot otherwise be voted in accordance with applicable New York Stock Exchange regulations.

         Other than for the election of directors, the vote required to approve a proposal is the affirmative vote of the majority of the shares of common stock present in person or by proxy at the Meeting. Abstentions and broker non-votes have the effect of negative votes with respect to the approval of the amendment to VDC's 1998 Stock Incentive Plan, as amended, and the approval of auditors. Nominees receiving a plurality of the votes cast will be elected as directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

         Proxies which are validly executed by stockholders and which are received by VDC no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the proxy on all other matters presented to the Meeting. For the reasons set forth in more detail in the Proxy Statement, the Board of Directors recommends a vote FOR the election of the director nominated, FOR the approval of the amendment of VDC's 1998 Stock Incentive Plan, as amended, and FOR the ratification of BDO Seidman, LLP as VDC's independent auditors.

         The cost of this proxy solicitation will be borne by VDC. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of VDC without additional compensation. VDC will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees for Consideration at the Meeting
-----------------------------------------

         The Bylaws, as amended (the "Bylaws"), and Certificate of Incorporation of VDC, as amended (the "Certificate of Incorporation"), provide that the number of directors of VDC shall be fixed from time to time by the affirmative vote of a majority of the directors then in office. The Board of Directors is divided into three classes of staggered terms. Currently, the Board of Directors consists of four (4) directors, of whom one is serving a term expiring at the Meeting, one is serving a term expiring at the 2001 Annual Meeting and two are serving a term expiring at the 2002 Annual Meeting or, in each case, until their successors are duly elected and qualified.

         The person listed below has been nominated by the Board of Directors to serve as a director of VDC for a three year term until the 2003 Annual Meeting or until his successor is duly elected and qualified.

         Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominee named below to serve as a director until the end of his term or until his successor is elected and qualified. VDC is not aware of any reason that the nominee will be unable to serve or will decline to serve as a director. In the event that the nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person as shall be nominated by the Board of Directors. Vacancies on the Board of Directors may be filled by the Board of Directors and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen or until his successor is duly elected and qualified.

         The following table sets forth certain information with respect to the nominee for director.

                                    CLASS II

--------------------------------------------------------------------------------------------------------
 Director Whose Term                                                                  Year in Which
 Expires at the 2000                                                                  Service as a
    Annual Meeting                          Principal Occupation                      Director Began
--------------------------------------------------------------------------------------------------------
Dr. Leonard Hausman, 58                  International businessman                         1998
--------------------------------------------------------------------------------------------------------


Dr. Leonard Hausman

         Dr. Hausman has served as a member of VDC's Board of Directors since November 4, 1998. Dr. Hausman is a partner in Middle East Holdings LLC, a company devoted to facilitating trade and investment in the Middle East and North Africa. Dr. Hausman is also a member of the Board of Directors of the following entities: deltathree.com, Inc., EastWeb, Inc., Peaceworks, Inc. Dr. Hausman is also President of American Online University. From 1988 until 1998, Dr. Hausman was the Director of the Institute for Social and Economic Policy in the Middle East at Harvard University.

Other Members of the Board of Directors and Executive Officers
--------------------------------------------------------------

         The following identifies and describes the business experience of: (i) the Company's directors who are not being voted upon at the Meeting; and (ii) the Company's executive officers.

Frederick A. Moran

         Mr. Moran has served as Chairman, Chief Executive Officer, Secretary, and Director of VDC since March 6, 1998. Mr. Moran served as Chief Financial Officer of VDC from March 6, 1998 until December 10, 1999. Mr. Moran served as the Chairman of Sky King Connecticut from its inception in 1996 through its merger with and into VDC. In 1997, Mr. Moran served as Chairman and Chief Executive Officer of NovoComm, Inc., a privately owned company engaged in the telephony and communications businesses in Russia and Ukraine. Mr. Moran was the co-founder and, from 1990 to 1993, served as Chairman and Chief Executive Officer of International Telcell, Inc. (now part of Metromedia International Group, Inc.). Additionally, Mr. Moran was the founder of and, from 1987 to 1996, served as President of Moran & Associates, Inc. Securities Brokerage, an investment banking and securities brokerage firm ("Moran Brokerage"), and Moran Asset Management, Inc., an investment advisory firm ("Moran Asset").

James B. Dittman

         Mr. Dittman has served as a member of VDC's Board of Directors since November 4, 1998. Mr. Dittman is President and a principal shareholder of Dittman Incentive Marketing, a motivation and performance improvement company he founded in 1976. In 1997, this company was named by the top industry publication as one of the five most innovative incentive marketing companies in the United States. Prior to forming Dittman Incentive Marketing, Mr. Dittman held management positions in marketing and communications with such firms as the Bendix Corporation, Litton Industries, and the SCM Corporation. Mr. Dittman's articles on incentive marketing have appeared widely in business publications, and he has been a keynote speaker and conducted incentive workshops and seminars for 25 years. Mr. Dittman is a past President of the Society of Incentive Travel Executives ("SITE"). In 23 years of SITE involvement, Mr. Dittman has been a member of the Board of Directors and Executive Committee and a Trustee of the SITE Foundation.

Dr. Hussein Elkholy

         Dr. Elkholy has served as a member of VDC's Board of Directors since July 8, 1998. From 1995 to the present, Dr. Elkholy has served as the Chairman of National Telecom Company and the President and Chief Executive Officer of Satellite Equipment Manufacturing Corporation, both located in Cairo, Egypt. Dr. Elkholy is also a member of the Board of Directors of the following entities:
Egynet, Egyptian Telephone Company, Egyptian Space Communication. Dr. Elkholy is also a full professor at the Department of Mathematics, Computer Science and Physics at Fairleigh Dickinson University, where he has taught undergraduate and graduate courses in physics, engineering and computer science for over 34 years.

From 1979 to 1980, Dr. Elkholy served as acting Dean of the College of Arts and Sciences at Fairleigh Dickinson University.

Clayton F. Moran

         Mr. Moran has served as Chief Financial Officer and Treasurer of VDC since December 10, 1999. Prior thereto, Mr. Moran served as Vice President, Finance of VDC beginning on June 1, 1998. Prior to joining VDC, Mr. Moran was employed by Moran Real Estate Holdings, Inc. and Putnam Avenue Properties, Inc. and from 1993 to 1995, Mr. Moran was an equity research analyst with Smith Barney, Inc. Mr. Moran is a graduate of Princeton University, with a Bachelor of Arts degree in economics. Mr. Moran is an adult son of Frederick A. Moran.

Edwin B. Read

         Mr. Read has served as Vice President of Operations of VDC since December 10, 1999. Prior to this appointment he served as Manager of System Engineering, having joined VDC in April 1998 as one of its charter employees. As a 20 year Electrical Engineer, Mr. Read has a diverse background in telecommunications, having implemented systems throughout the world, most recently with Communications Group International Inc ("CGI") (1993 - 1998). Prior to CGI, he held engineering management positions with Plexsys Corporation, Harris Corporation and worked as a private consultant. With these companies and as an independent consultant, Mr. Read has served as a field installation/integration engineer, as a project development engineer, and has been extensively involved in projects for most of the continents of the world. His work has taken him to several Central and South American countries, throughout the Caribbean region, to the countries of the former Soviet Union, to China, Africa, and the Middle East.

Involvement in Certain Legal Proceedings

         In a civil action filed by the Securities and Exchange Commission ("SEC") during June 1995, Frederick A. Moran ("Mr. Moran") and Moran Asset were found by the United States District Court for the Southern District of New York to have violated Section 206(2) of the Investment Advisers Act of 1940 (the "Advisers Act") for negligently allocating shares of stock to Mr. Moran's personal, family and firm accounts at a slightly lower price than shares of stock purchased for Moran Asset's advisory clients the following day. The Court also found that Mr. Moran, Moran Asset and Moran Brokerage had violated the disclosure requirements of Section 204 of the Advisers Act and the corresponding broker-dealer registration requirements of Section 15(b) of the Securities Exchange Act of 1934 (the "Exchange Act") by willfully failing to disclose that Mr. Moran's two eldest sons were members of Moran Asset's and Moran Brokerage's board of directors. Mr. Moran was the President and principal portfolio manager of Moran Asset, as well as the President and Director of Research for Moran
Brokerage. As a result of these findings, Mr. Moran, Moran Asset and Moran Brokerage were permanently enjoined from violating Sections 204, 206(2), and 207 of the Advisers Act and Section 15(b) of the Exchange Act. The Court ordered Moran Asset and Moran Brokerage to pay civil monetary penalties in the respective amounts of $50,000 and $25,000. The Court also ordered Mr. Moran to disgorge $9,551.17 plus prejudgment interest and pay a civil monetary penalty for $25,000.

Although Mr. Moran and the other named parties accepted and fully complied with the findings of the District Court, they believe that the outcome of the matter and the sanctions imposed failed to take into account a number of mitigating circumstances, the first of which is that the basis for the violation of Section 206(2) of the Advisers Act was an isolated incident of negligence resulting in the allocation of 15,000 shares of stock to Moran family and firm accounts at a slightly lower price than those purchased for firm clients the following day, resulting in $9,551.17 in higher purchase cost incurred by these clients. In the opinion of Mr. Moran, the scope of this infraction was not properly considered in view of the following circumstances, among others: (i) the extraordinary volume of the daily business undertaken by Moran Asset and Moran Brokerage which, on the date in question, purchased approximately $34,000,000 of stocks for advisory clients and proprietary accounts; (ii) that the appropriate personnel had inadvertently allocated shares to certain personal and family accounts on the belief that all client purchases had been completed; and (iii) shares of an additional stock had been purchased that day for certain personal and family accounts at prices higher than those paid by advisory clients the following day. Second, with respect to the violation of the disclosure requirements of Section 204 of the Advisers Act and Section 15(b) of the Exchange Act, the Court found Mr. Moran and others to be liable for failure to disclose additional directors of Moran Asset and Moran Brokerage. However, the additional directors in question were Mr. Moran's two older sons who had been appointed as directors as a matter of clerical convenience. In fact, they never participated in any Board of Directors meetings, nor made any decisions concerning Moran Asset or Moran Brokerage, and were never informed that they were directors. Furthermore, if their directorships had been disclosed, as the Court had determined to be required, Mr. Moran believes that any such disclosure would have, in fact, enhanced the Form ADV of Moran Asset and the Form BD of Moran Brokerage, since both adult sons were professional securities analysts with major investment banks and held college degrees from prestigious universities. Third, during his twenty-four years as a full time investment professional, Mr. Moran has not otherwise been the subject of any SEC, NASD or other regulatory or judicial matters.

         To the best of VDC's knowledge, other than the events specified above, there have been no events under any state or federal bankruptcy laws, no criminal proceedings, no judgments, orders, decrees or injunctions entered against any officer or director, and no violations of federal or state securities or commodities laws material to the ability and integrity of any director or executive officer during the past five years.

Board and Committee Meetings
----------------------------

         During the year ended June 30, 2000, the Board of Directors met five times. Additionally, the Board of Directors took action by unanimous written consent on fourteen occasions.

         On November 9, 1998, VDC's Board of Directors established an Audit Committee and Compensation Committee. Frederick A. Moran, Dr. Hussein Elkholy, and Dr. Leonard Hausman serve on the Audit Committee. Mr. Moran is not an independent member of the audit committee. As a result of changes in AMEX's listing requirements, by June 2001 the Audit Committee must consist solely of independent directors. Accordingly, it is anticipated that Mr. Moran will be replaced on the Audit Committee with a new director meeting the AMEX independence requirements. On May 30, 2000, VDC's Board of Directors and the Audit Committee adopted and approved an Audit Committee Charter for VDC for the purpose of complying with the newly adopted audit committee rules of AMEX. As reflected in this Charter, the Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of VDC's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     o Monitor the independence and performance of VDC's independent auditors and internal auditing department.

     o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee Charter is attached to this Proxy Statement as Appendix
1. During the year ended June 30, 2000, the Audit Committee met twice and took action by unanimous written consent on one occasion.

     The Compensation Committee recommends general compensation policies to the Board, oversees VDC's compensation plans, establishes the compensation levels for executive officers and advises the Board on the compensation policies for VDC's executive officers. The Compensation Committee met twice during the year ended June 30, 2000.

                             EXECUTIVE COMPENSATION

Compensation Committee Report

On November 9, 1998, VDC's Board of Directors established a Compensation Committee. The Compensation Committee consists of Frederick A. Moran, James Dittman, and Dr. Leonard Hausman. James Dittman and Dr. Leonard Hausman are non-employee directors within the meaning of Rule 16b-3 under the Securities
Exchange Act of 1934 (the "Exchange Act") and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee recommends general compensation policies to the Board, oversees VDC's compensation plans, establishes the compensation levels for executive officers and advises the Board on the compensation policies for VDC's executive officers.

Goals: In determining the amount and composition of executive compensation for the year ended June 30, 2000 ("Fiscal 2000"), the Committee was guided by the following goals:

         1) Attract, motivate and retain the executives necessary to VDC's success by providing total compensation packages comparable to that offered by other entrepreneurial growth companies;

         2) Afford the executives an opportunity to acquire or increase their proprietary interest in VDC through the grant of options that align the interests of the executives more closely with those of the overall goals of VDC; and

         3) Ensuring that a portion of the executives' compensation is variable and is tied to short-term goals (annual performance) and long-term measures (stock-based incentives awards) of VDC's performance.

The Committee considered several factors in establishing the components of the executives' compensation package, including: (i) a base salary which reflects individual performance; (ii) annual discretionary bonuses and long-term incentives in the form of stock options or other VDC securities which the Committee believes strengthen the mutuality of interest between the executive and VDC's stockholders. In establishing the actual level of compensation for executives, the Committee took into account both qualitative and quantitative factors and all compensation decisions were designed to further the general goals as described above.

Base Salary: As a general matter, VDC establishes base salaries for each of its executives based upon their individual performance and contribution to the organization, as measured against executives of comparable position in similar industries and companies. Although VDC pays its executives salaries that are generally lower than those paid by its industry competitors and some other entrepreneurial growth companies, the Committee believes that this is offset by considerable stock option grants. The employment contract for VDC's Chief Executive Officer was entered into contemporaneously with the commencement of VDC's telecommunications business (March 1998) and reflects his level of compensation prior to such commencement and the factors described in the preceding sentence.

Bonus: The Committee may from time to time award discretionary bonuses to its executive officers to reward them for extraordinary individual or VDC performance. No discretionary bonus awards were made to executive officers of VDC in Fiscal 2000.

Stock Options: VDC uses stock options aggressively to supplement executive salaries that are generally lower than those paid by its industry competitors and some other entrepreneurial growth companies. During Fiscal 2000, the Committee and the Board periodically considered the grant of stock options to certain of its executives, and other employees, pursuant to VDC's 1998 Stock Incentive Plan, as amended (the "Plan"). The grants were designed to align the interests of each executive with those of the stockholders and provide each individual with a significant incentive to manage VDC from the perspective of an owner with an equity stake in the business. Each grant was intended to permit the executive to acquire shares of VDC's common stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (typically, with five year vesting periods), and to provide a return to the executive only if the market price of the shares appreciated over the option term. The size of the option grant to each executive was intended to take into account the individual's potential for future responsibility over the option term, the individual's personal performance in recent periods and the individual's current holdings of VDC's stock and options. Additional information regarding stock options granted in Fiscal 2000 is included in the "Option Grants in Last Fiscal Year" table below. Finally, subsequent to the close of Fiscal

2000, the Board adopted a resolution to offer, under certain conditions, to members of VDC's Board and employees and consultants of VDC and its Subsidiaries (as defined in the Plan), the option of extending options granted pursuant to the Plan (as the same has been amended and may be amended in the future), to the extent then vested, for up to one year from the date of the termination of said stock option holder's termination of employment with (in the case of the employees) or service to (in the case of consultants and members of VDC's Board of Directors) VDC or its Subsidiaries (as defined in the Plan), as the case may be. The Committee believes that this option, to the extent provided, makes stock options more attractive.

Compensation of the Chief Executive Officer: During Fiscal 2000, Frederick A. Moran served as the Chairman of the Board, Chief Executive Officer, Chief Financial Officer (until December 10, 1999), and Secretary of VDC. Mr. Moran's compensation was determined pursuant to the terms of his employment agreement, which was negotiated and entered into by VDC in connection with the acquisition by VDC of Sky King Communications, Inc., a development stage telecommunications company (the "Sky King Connecticut Acquisition") and was intended to align his interests with those of the stockholders and to compensate him for guiding VDC to achieve its goals and objectives. Additional information regarding Mr.
Moran's employment contract is contained in the "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" section below. During Fiscal 2000, the Board granted Mr. Moran options to purchase 470,000 shares of VDC common stock. The option to purchase 450,000 shares of VDC common stock vests in equal installments over five years. The option to purchase 20,000 shares of VDC common stock was vested upon granting. Additionally, during Fiscal 2000, the Board repriced an option to purchase 200,000 shares of VDC common stock that had been granted to Mr. Moran in Fiscal 1999. These grants were made in recognition of Mr. Moran's contributions to and achievements with VDC in his capacity as an executive officer. See "Option Grants in Last Fiscal Year." The repricing was made in connection with a broader repricing program. See "Option Repricing Program."

Employee Compensation Strategy: The Committee believes VDC's employee compensation strategy enables VDC to attract, motivate and retain employees by providing competitive total compensation opportunity based on performance. Base salaries that reflect each individual's level of responsibility and annual variable performance-based incentive awards are intended to be important elements of VDC's compensation policy. The Committee believes that the grant of options not only aligns the interests of the employee with stockholders, but creates a competitive advantage for VDC as well. The Committee believes VDC's employee compensation policies strike an appropriate balance between short and long-term performance objectives.

Option Repricing Program: Competition for skilled engineers, sales personnel and other key employees in the telecommunications industry is intense, and the use of stock options for retention and motivation of such personnel is widespread in high-technology industries. The Board of Directors believes that stock options are a critical component of the compensation offered by VDC to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of VDC. The market price of the common stock decreased from a high of $7.50 in July 1998 to a low of $1.25 on October

1, 1999. In light of this substantial decline in market price, the Board of Directors believed that the outstanding stock options with an exercise price in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance. As a result, in October 1999, the Board of Directors approved an option repricing program under which options to acquire shares of common stock that were originally issued with exercise prices above $1.25 per share were reissued with an exercise price of $1.25 per share (the fair market value of the common stock at the repricing date) or $1.38, in the case of the Chief Executive Officer and his wife. These options will continue to vest under the original terms of the option grant. Options to purchase 757,500 shares of VDC common stock were affected by the repricing program including options to purchase 567,500 shares of common stock issued under the Plan and options to purchase 190,000 shares of common stock issued outside of the Plan. Options to purchase 510,000 shares of common stock granted to executive officers and members of the Board of Directors were affected by the repricing program.

Compensation Committee:

Frederick A. Moran
James Dittman
Dr. Leonard Hausman

         The following Summary Compensation Table sets forth the compensation earned for the three fiscal years ended June 30, 2000 by VDC's Chief Executive Officer and each of VDC's four most highly compensated executive officers, other than the Chief Executive Officer, whose total annual salary and bonus for Fiscal 2000 exceeded $100,000 (the "Named Executive Officers"). Other than the Chief Executive Officer, there was no VDC executive officer who earned salary and bonus in excess of $100,000 for services rendered in all capacities to VDC and its subsidiaries during Fiscal 2000.


                              Summary Compensation Table

                                                                Long Term Compensation
                                                                ----------------------
                                     Annual Compensation               Awards
                                     -------------------               ------

                                                                     Securities
                                                                     Underlying
                                                                      Options/
Name and Principal Position       Year(s)      Salary($)              SARs(#)
---------------------------       -------      ---------              -------

Frederick A. Moran(1)              2000      125,000.00              670,000(2)
Chief Executive Officer,           1999      125,000.04 (3)          200,000(4)
Chairman, Secretary and            1998      40,625.05 (5)               -
Director of VDC


(1) Mr. Moran also served as Chief Financial Officer during Fiscal 2000 until December 10, 1999 when another officer was elected to that position.

(2) VDC granted Mr. Moran an option to purchase 450,000 shares of VDC common stock on November 30, 1999 and an option to purchase 20,000 shares of VDC common stock on March 24, 2000. Additional information regarding these stock option grants is contained in the "Option Grants in Last Fiscal Year" table below. Also includes option to purchase 200,000 shares of VDC common stock that was repriced. See "Ten-Year Option / SAR Repricings."

(3)      Included $20,833.34 in deferred income, but not yet paid to Mr. Moran.

(4) VDC granted Mr. Moran an option to purchase 200,000 shares of VDC common stock on December 8, 1998. Additional information regarding these stock option grants is contained in the "Option Grants in Last Fiscal Year" table below.

(5) Reflects compensation for partial year employment. Mr. Moran became Chief Executive Officer, Chief Financial Officer, Chairman, and
         Director  of  VDC in  March  1998  in  connection  with  the  Sky  King
         Connecticut Acquisition. Mr. Moran was neither an officer nor a director of VDC prior to the Sky King Connecticut Acquisition.

         The following table contains information concerning stock option grants made to Named Executive Officers during Fiscal 2000.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                Individual Grants
                                                -----------------

                                                                                                    Potential           Potential
                                                                                                   Realizable          Realizable
                                                                                                Value at Assumed    Value at Assumed
                                                                                                 Annual Rates of     Annual Rates of
                                                   % of Total                                      Stock Price         Stock Price
                       Number of Securities       Options/SARs        Exercise or               Appreciation for    Appreciation for
                       Underlying Options/    Granted to Employees    Base Price   Expiration      Option Term         Option Term
Name                     SARs Granted (#)      in Fiscal Year (1)      ($/Share)      Date          5% ($)(2)          10% ($) (2)
----                     ----------------      ------------------      ---------      ----          ---------          -----------

Frederick A. Moran          450,000 (3)               17.7%            $1.03125     11/30/04        74,368.13         215,371.41

Frederick A. Moran           20,000 (4)               1%(5)              $3.79      3/24/05         11,944.25          34,922.56

Frederick A. Moran          200,000 (6)                7.9%              $1.38      12/8/03         27,877.50 (7)      90,025.00 (7)


(1) Based upon options to purchase an aggregate of 2,544,500 shares of common stock granted to employees in Fiscal 2000. The options to purchase 2,544,500 shares of common stock includes: (a) options to purchase 1,862,000 shares of common stock granted under VDC's 1998 Stock Incentive Plan, as amended in Fiscal 2000; and (b) options to purchase 682,500 shares of common stock granted prior to Fiscal 2000 but repriced in Fiscal 2000. Excludes options to purchase 30,000 shares of common stock granted to non-employees in Fiscal 2000 and options to purchase 75,000 shares of common stock granted to non-employees prior to Fiscal 2000 but repriced in Fiscal 2000.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of VDC's securities that the actual stock price appreciation over the 5 year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(3) VDC granted Mr. Moran an option to purchase 450,000 shares of VDC common stock on November 30, 1999. The option vests in equal installments over five years commencing on the first anniversary of the date of grant. The options are exercisable upon vesting.

(4) VDC granted Mr. Moran an option to purchase 20,000 shares of VDC common stock on March 24, 2000. The option was fully vested as of the date of grant. The option was exercisable as of the date of grant.

(5) The actual percentage is less than 1%. The 1% reflected in the table reflects rounding.

(6) Represents option to purchase 200,000 shares of VDC common stock granted to Mr. Moran on December 8, 1998 and repriced on October 1, 1999. The option vests in equal installments over five years commencing on the first anniversary of the date of grant (December 8, 1998). The options are exercisable upon vesting.

(7) Does not include potential realized value at assumed annual rates of stock price appreciation for period from October 1, 1999 to December 8, 1999. Assumes appreciation from December 8, 1999 through December 8, 2003.


             Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
             -----------------------------------------------------------------------------------------

                                                                   Number of Securities       Value of Unexercised
                                                                   Underlying Unexercised         In-the-Money
                                                                         Options                  Options/SARs
                                                                       at FY-End(#)               at FY-End($)
                               Shares Acquired       Value             Exercisable/               Exercisable/
Name                           on Exercise (#)    Realized($)         Unexercisable            Unexercisable (1)
----                           ---------------    -----------         -------------            -----------------

Frederick A. Moran                    0                0           40,000(E)/160,000(U)        4,800(E)/19,200(U)

Frederick A. Moran                    0                0             0(E)/450,000(U)           0(E)/210,937.50(U)

Frederick A. Moran                    0                0              20,000(E)/0(U)                  (2)


(1) Based upon the closing price for VDC common stock for June 30, 2000 of $1.50 per share.

(2) Based upon the closing price for VDC common stock for June 30, 2000 of $1.50 per share, none of the options referenced in this line were in-the-money at the close of Fiscal 2000.


Ten-Year Option / SAR Repricings

                                  Number of Securities    Market Price of                                       Length of Original
                                  Underlying Options/      Stock at Time     Exercise Price at      New       Option Term Remaining
                                    SARs Repriced or      of Repricing or    Time of Repricing   Exercise      at Date of Repricing
           Name           Date        Amended (#)           Amendment $       or Amendment $      Price $          or Amendment
           ----           ----        -----------           -----------       --------------      -------          ------------

Clayton F. Moran         10/1/99         10,000                1.25                4.125           1.25               6/1/08

Clayton F. Moran         10/1/99         45,000                1.25                3.75            1.25              12/8/08

Frederick A. Moran       10/1/99        200,000                1.25                4.125          1.38 (1)           12/8/03

Charles W. Mulloy        10/1/99         10,000                1.25                4.125           1.25               2/1/08

Charles W. Mulloy        10/1/99         50,000                1.25                4.125           1.25               9/2/08

Charles W. Mulloy        10/1/99         40,000                1.25                3.75            1.25              12/8/08

Robert E. Warner         10/1/99          5,000                1.25                4.125           1.25               4/1/08

Robert E. Warner         10/1/99          2,500                1.25                4.125           1.25               9/2/08

Robert E. Warner         10/1/99         42,500                1.25                3.75            1.25              12/8/08


(1) The new exercise price was slightly more than 110% of the market price of the stock at the time of repricing. The repricing was structured this way for Mr. Moran to preserve the incentive stock option nature of his option.

Explanation of Repricing

         Competition for skilled engineers, sales personnel and other key employees in the telecommunications industry is intense, and the use of stock options for retention and motivation of such personnel is widespread in high-technology industries. The Board of Directors believes that stock options are a critical component of the compensation offered by VDC to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of VDC. The market price of the common stock decreased from a high of $7.50 in July 1998 to a low of $1.25 on October 1, 1999. In light of this substantial decline in market price, the Board of Directors believed that the outstanding stock options with an exercise price in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance. As a result, in October 1999, the Board of Directors approved an option repricing program under which options to acquire shares of common stock that were originally issued with exercise prices above $1.25 per share were reissued with an exercise price of $1.25 per share (or $1.38 in the case of the Chief Executive Officer and his wife), the fair market value of the common stock at the repricing date. These options will continue to vest under the original terms of the option grant. Options to purchase 757,500 shares of VDC common stock were affected by the repricing program including options to purchase 567,500 shares of common stock issued under the Plan and options to purchase 190,000 shares of common stock issued outside of the Plan. Options to purchase 510,000 shares of common stock granted to executive officers and members of the Board of Directors were affected by the repricing program.

Compensation Committee:

Frederick A. Moran
James Dittman
Dr. Leonard Hausman

October 2000 Repricing

         Competition for skilled engineers, sales personnel and other key employees in the telecommunications industry is intense, and the use of stock options for retention and motivation of such personnel is widespread in high-technology industries. The Board of Directors believes that stock options are a critical component of the compensation offered by VDC to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of VDC. The market price of the common stock decreased from a high of $7.50 in July 1998 to a low of $0.1875 on October 16, 2000. In light of this substantial decline in market price, the Board of Directors believed that the outstanding stock options with an exercise price in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance. As a result, in October 2000, the Board of Directors approved an option repricing program under which options to acquire shares of common stock that were originally issued with exercise prices above $0.1875 per share were reissued with an exercise price of $0.1875 per share (or $.20625 in the case of the Chief Executive Officer and his wife), the fair market value of the common stock at the repricing date. These options will continue to vest under the original terms of the option grant. Options to purchase 2,529,000 shares of VDC common stock were affected by the repricing program. Options to purchase 1,345,000 shares of common stock granted to executive officers and members of the Board of Directors were affected by the repricing program.

Director Compensation

         As compensation for their service to VDC, each independent Director is granted upon initial appointment options to purchase 25,000 shares of VDC's common stock. The options vest in equal installments over three years commencing on the first anniversary of the date of grant and are contingent upon continued service as a member of the Board of Directors. Other than the stock options granted to independent Directors, Directors do not receive a salary, payment or reimbursement of any kind for their service to VDC. From time to time, the Board may grant additional options to each independent Director.

         On November 30, 1999, VDC granted each of Dr. Leonard Hausman, Dr. Hussein Elkholy and James Dittman options to purchase 10,000 shares of VDC common stock at an exercise price of $0.9375 per share, in connection with their service as Directors. The options vest in equal installments over three years commencing on the first anniversary of the date of grant and are contingent upon continued service as a member of the Board of Directors.

         On October 16, 2000, VDC granted each of Dr. Leonard Hausman, Dr. Hussein Elkholy and James Dittman options to purchase 10,000 shares of VDC common stock at an exercise price of $0.1875 per share, in connection with their service as Directors. The options vest in equal installments over three years commencing on the first anniversary of the date of grant and are contingent upon continued service as a member of the Board of Directors.

Certain Awards to Executive Officers Under Stock Incentive Plan

         Thus far during the year ending June 30, 2001, VDC has granted executive officers restricted stock awards totaling 175,000 shares of VDC common stock and options to purchase an aggregate of 375,000 shares of VDC common stock. Subject to the terms of the applicable restricted stock agreement, the restricted stock awards vest on the one year anniversary of the date of grant. Subject to the terms of the applicable stock option agreement, the options vest in equal installments over five years commencing on the first anniversary of the date of grant. The exercise prices of the options range from $0.1875 per share to $0.825 per share. (Options issued with exercise prices above $0.1875 have been repriced to $0.1875, or $.20625 in the case of the Chief Executive Officer. See "October 2000 Repricing" above.) The Board of Directors may in the future consider a restricted stock award to Frederick A. Moran.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

         VDC has an employment agreement with Frederick A. Moran. The agreement, which is dated March 3, 1998, provides for an initial term of five years with year-to-year renewals in the event that neither Mr. Moran nor VDC elects to terminate the agreement after the initial term or otherwise. The agreement contains non-competition and non-solicitation provisions which survive employment for a term of one year. Mr. Moran's current base salary is $125,000. Upon Mr. Moran's death, incapacity or termination without "cause", as defined in the agreement, Mr. Moran is entitled to a lump sum payment at the time of the termination of his employment equal to one year's base salary. Mr. Moran has been granted options to purchase shares of VDC common stock. See "Option Grants in Last Fiscal Year." Pursuant to VDC's 1998 Stock Incentive Plan, as amended (the "Plan"), all options held by Mr. Moran, and all other option holders under the Plan will vest upon certain change-in-control transactions.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         On November 9, 1998, VDC's Board of Directors established a Compensation Committee. The Compensation Committee consists of Frederick A. Moran, James Dittman, and Dr. Leonard Hausman. James Dittman and Dr. Leonard Hausman are non-employee directors within the meaning of Rule 16b-3 under the

Exchange Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Moran serves as an executive officer of VDC and as an officer of each of VDC's subsidiaries. As a member of both the Compensation Committee and Board of Directors, Mr. Moran participates in discussions and voting regarding compensation, including his own and the compensation of family members that work at VDC. The Compensation Committee recommends general compensation policies to the Board, oversees VDC's compensation plans, establishes the compensation levels for executive officers and advises the Board on the compensation policies for VDC's executive officers.

         No executive officer of VDC served as a member of the board of directors of any entity (other than VDC and its subsidiaries) that had one or more executive officers serving as a member of VDC's Board of Directors or Compensation Committee.

Comparison of 5 Year Cumulative Total Returns

         The following Performance Graph sets forth VDC's total stockholder return as compared to: (i) the University of Chicago Graduate School of Business CRSP Total Return Index for the AMEX Market (U.S. companies) ("CRSP Index"), and
(ii) a Peer Group selected on the basis of a 3-Digit SIC Group (SIC 4810-4819 U.S.). The table assumes that $100 was invested on June 30, 1995 in VDC's common stock, the CRSP Index and the peer group index, and that all dividends were reinvested. In addition, the graph weighs the peer group on the basis of its respective market capitalization, measured at the beginning of each relevant time period.


           Date                       Company                    Market                      Peer
           ----                        Index                     Index                       Index
                                       -----                     -----                       -----

        06/30/1995                   $100.000                   $100.000                   $100.000
        09/29/1995                    122.353                    110.121                    120.120
        12/29/1995                    105.882                    111.034                    126.749
        03/29/1996                    110.588                    113.937                    122.019
        06/28/1996                    169.412                    115.034                    125.846
        09/30/1996                    138.824                    112.145                    118.128
        12/31/1996                    98.824                     112.717                    128.821
        03/31/1997                    96.471                     111.828                    123.595
        06/30/1997                    80.000                     123.608                    146.472
        09/30/1997                    85.882                     140.877                    161.997
        12/31/1997                    98.824                     141.272                    188.705
        03/31/1998                    98.824                     156.095                    236.295
        06/30/1998                    98.824                     155.234                    241.459
        09/30/1998                    53.462                     132.023                    234.610
        12/31/1998                    56.702                     151.609                    318.643
        03/31/1999                    51.842                     155.242                    352.381
        06/30/1999                    38.881                     174.875                    399.098
        09/30/1999                    16.201                     170.355                    364.272

                                       18

        12/31/1999                    29.161                     199.226                    445.258
        03/31/2000                    51.032                     219.694                    449.056
        06/30/2000                    19.441                     206.129                    381.822


         (1)      VDC became  involved  in the  telecommunications  industry  on
                  March 6, 1998. Prior to March 6, 1998 VDC was involved in other unrelated industries. The Peer Group reflects VDC's SIC Group and does not reflect VDC's SIC Groups for periods prior to the March 6, 1998 acquisition. Consequently, a comparison of the Peer Group's performance to the performance of VDC during the period March 6, 1998 to June 30, 2000 may be meaningful, however, a comparison of the Peer Group's performance to that of VDC for periods prior to the Sky King Connecticut Acquisition is unlikely to be meaningful. Furthermore, the comparisons presented may not be indicative of VDC's future performance.

         (2) The Performance Graph contains an AMEX index because VDC's common stock began trading on the American Stock Exchange on July 7, 1998.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of VDC common stock as of October 19, 2000 with respect to:
(i) each person known by VDC to beneficially own 5% or more of the outstanding shares of Company common stock; (ii) each of VDC's directors; (iii) each of VDC's Named Executive Officers; and (iv) all directors and executive officers of VDC as a group. Except as otherwise indicated, each person set forth below has sole voting and investment power on the shares reported.

                                                                    Amount and Nature of                  Percent
Name and Address of Beneficial Owner (1)                          Beneficial Ownership(2)                 Of Class
------------------------------------                              --------------------                    --------

Frederick A. Moran                                                      4,246,387 (3)                        17.3%
75 Holly Hill Lane
Greenwich, CT 06830

Dr. Hussein Elkholy                                                        19,999 (4)                            *
75 Holly Hill Lane
Greenwich, CT 06830

Dr. Leonard Hausman                                                        19,999 (5)                            *
75 Holly Hill Lane
Greenwich, CT 06830

James B. Dittman                                                           21,999 (5)                            *
75 Holly Hill Lane
Greenwich, CT 06830

                                       19

Clayton F. Moran                                                        1,525,663 (6)                         6.2%
75 Holly Hill Lane
Greenwich, CT 06830

All executive officers and directors                                    6,013,047 (7)                        24.1%
as a group (6 persons)


(*)      Less than 1%.

(1) PortaCom Wireless, Inc. ("PortaCom"), a shareholder shown in previous VDC Annual Reports on Form 10-K as being a significant shareholder, has been excluded from the foregoing table due to the fact that the records of VDC's transfer agent as of October 19, 2000 indicate that PortaCom does not beneficially own 5% or more of the outstanding shares of VDC common stock.

(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days of the date hereof through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 24,398,029 shares of common stock outstanding as of October 19, 2000.

(3) Includes 1,139,890 shares owned directly by Mr. Moran as well as 2,907,997 shares owned, directly or indirectly, by certain members of Mr. Moran's family and certain entities associated with Mr. Moran's family, whose ownership is attributed to Mr. Moran. Does not include 1,200,063 shares beneficially owned by Frederick W. Moran and 1,525,663 beneficially owned by Clayton F. Moran, both of whom are Mr. Moran's adult children. Includes options, in the name of Mr. Moran, to purchase 190,000 shares of common stock. Includes options, in the name of Mr. Moran's wife, to purchase 8,500 shares of common stock. Does not include options, in the name of Mr. Moran, to purchase 705,000 shares of common stock which may vest in or after August 2001. Does not include options, in the name of Mr. Moran's wife, to purchase 34,000 shares of common stock which may vest in or after August 2001. Mr. Moran has filed a Schedule 13D (and an amendment thereto) reporting beneficial ownership of more than 10% of VDC Communications, Inc.'s outstanding shares of common stock. This Schedule 13D contains numerous disclaimers including one in which he asserts "[t]he filing of this Statement shall not be construed as an admission that Mr. Moran is, for purposes of Section 13(d), or 13(g) of the Act, the beneficial owner of any securities covered by the Statement."

(4) Represents options to purchase 19,999 shares of common stock. Does not include options to purchase 25,001 shares of common stock which may vest on or after July 17, 2001.

(5) Includes options to purchase 19,999 shares of common stock. Does not include options to purchase 25,001 shares of common stock which may vest on or after November 4, 2001.

(6) Includes options to purchase 50,000 shares of common stock and restricted stock award of 50,000 shares of common stock. Does not include options to purchase 220,000 shares of common stock which may vest on and after June 1, 2001. Includes 63 shares that Mr. Moran has the right to acquire upon demand from a trust. An adult son of Frederick A. Moran and employed as Chief Financial Officer and Treasurer of VDC.

(7) Includes options to purchase 360,497 shares of common stock and restricted stock awards of 175,000 shares of common stock. Does not include options to purchase 1,202,003 shares of common stock which may vest on and after March 29, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration of Certain Moran Shares

         VDC registered the potential resale of 6,931,046 shares of VDC common stock the beneficial ownership of which is attributed to Frederick A. Moran and certain members of Mr. Moran's immediate family (the "Moran Shares"). The Moran Shares were included in an Amendment No. 1 to a Registration Statement on Form S-1 (Registration No. 333-80107) which was filed with the United States Securities and Exchange Commission on November 8, 1999 (the "Registration Statement"). Of the Moran Shares included in the Registration Statement, 328,170 of said shares were included pursuant to registration rights granted in connection with the sale of said shares in May 1999 to Mr. Moran, certain Moran family members, and certain trusts for the benefit of Mr. Moran's minor children.

         VDC also included the Moran Shares, to the extent they had not been sold or disposed of, in a Registration Statement on Form S-3 (No. 333-46694) which was filed with the United States Securities and Exchange Commission on September 27, 2000, in order to continue to permit their resale. VDC also included in the S-3 an additional 587,073 for Mr. Moran and his wife. 540,000 of these shares were included in the S-3 pursuant to registration rights granted in connection with their sale to Mr. Moran and his wife.

Loans From Director and Officer

         In September 1999, Frederick A. Moran, a director and officer of VDC, transferred personal funds totaling $80,000 to VDC. This amount represented a short term loan to be repaid by VDC in accordance with the terms of a promissory note executed by VDC on September 24, 1999. In April 2000, VDC repaid the promissory note and accrued interest in full. The promissory note was due on September 24, 2000 and provided for an interest rate of eight percent (8%) per annum.

Private Placement Transactions

         Through a Securities Purchase Agreement dated April 26, 2000, VDC sold an aggregate of 540,000 shares of VDC common stock, at a price of $2.00 per share, the closing market price on the date of sale, to Frederick A. Moran and Joan B. Moran, joint tenants, in a non-public offering exempt from registration pursuant to Section 4(2) and Rule 506 of Regulation D of the Act.

         Through a Securities Purchase Agreement dated October 27, 1999, VDC sold 666,667 shares of VDC common stock, at a price of $0.75 per share, to Frederick W. Moran, the adult son of Frederick A. Moran, in a non-public offering exempt from registration pursuant to Section 4(2) and Rule 506 of Regulation D of the Act.

Option Repricing

         On October 16, 2000, the Board of Directors approved an option repricing program under which options to acquire shares of common stock that were originally issued with exercise prices above $0.1875 per share were reissued with an exercise price of $0.1875 per share (or $.20625 in the case of the Chief Executive Officer and his wife), the fair market value of the common stock at the repricing date. These options will continue to vest under the original terms of the option grant. Options to purchase 2,529,000 shares of VDC common stock were affected by the repricing program. Options to purchase 1,345,000 shares of common stock granted to executive officers (Frederick A. Moran, Clayton F. Moran, Edwin B. Read) and members of the Board of Directors (Frederick A. Moran, James B. Dittman, Dr. Hussein Elkholy and Dr. Leonard Hausman) were affected by the repricing program.

Proposed Issuance of Convertible Debentures to Mr. Moran

         On October 18, 2000, the Board of Directors approved the issuance of up to $650,000 principal amount of 8% Convertible Senior Debentures (the "Debentures") to a limited number of accredited investors, including Frederick
A. Moran. The investors have not yet agreed to the transaction approved by the Board of Directors (nor can there be any assurance that they will agree to such transaction) and as of October 19, 2000, no Debentures have been issued. The transaction approved by the Board of Directors is further described below. The Debentures would mature three (3) years from the date of issuance, accrue interest at the rate of 8% per annum payable upon maturity and be prepayable at any time upon thirty (30) days written notice. Any Debentures issued to Mr.

Moran and affiliates of Mr. Moran and family trusts associated with Mr. Moran would be convertible at $.1875 per share, so long as such amount is not less than the closing market price of the VDC's common stock on the date of issuance, and any Debentures issued to other investors would be convertible at $.145 per share. The Debentures would be secured by a first priority perfected security interest in substantially all assets of VDC. VDC's use of any proceeds from the Debentures would be restricted to, among other things, advances to its subsidiaries to pay operational expenses other than accounts payable outstanding as of the date of issuance. A breach of this covenant would constitute an event of default under the Debentures and would result in the immediate acceleration of VDC's obligation to repay the Debentures. VDC would agree to grant piggyback registration rights to the purchasers of the Debentures to include the shares issuable upon conversion of the Debentures in a registration statement filed by VDC.

                           VOTE REQUIRED FOR APPROVAL

Voting Procedures
-----------------

         A plurality of the votes cast by the shares present in person or by proxy is required to elect a nominee as a director.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                                                   ---
                      THE NOMINEE TO THE BOARD OF DIRECTORS

                                   PROPOSAL 2

           AMENDMENT TO VDC'S 1998 STOCK INCENTIVE PLAN, AS AMENDED TO
          INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT
                      TO GRANTS FROM 5,000,000 TO 8,000,000

         The stockholders of VDC are being asked to vote on a proposal to amend VDC's 1998 Stock Incentive Plan, as amended (the "Plan") to increase the number of shares of the common stock (as defined in the Plan) issuable thereunder by 5,000,000 shares to 8,000,000 shares. The Board of Directors believes that the share increase is necessary in order to ensure that VDC will continue to have the ability in the future to attract and retain the services of highly qualified officers and other employees by providing them with adequate equity incentives in the form of stock option grants and other stock based awards. As of October 19, 2000, 1,468,775 shares were available for future issuance under the Plan.

         The terms and provisions of the Plan, as proposed to be amended, are described more fully below. The description, however, is not intended to be a complete summary of all the terms of the Plan.

         Because executive officers (who may also be members of the Board) and members of the Board are eligible to receive awards under the Plan, each of them has a personal interest in the approval of these amendments.

         Purpose of the Plan
         -------------------

         The purpose of the Plan is to encourage and enable the officers, employees, directors and consultants of VDC and its subsidiaries (as defined in the Plan) upon whose judgment, initiative and efforts VDC largely depends for the successful conduct of its business to acquire a proprietary interest in VDC. It is anticipated that providing such persons with a direct stake in VDC's welfare will assure a closer identification of their interests with those of VDC, thereby stimulating their efforts on VDC's behalf and strengthening their desire to remain with VDC.

         Administration of the Plan
         --------------------------

         The Plan is to be administered by the full Board of Directors of VDC or a committee constituted so as to permit the Plan to comply with Rule 16b-3, or any successor rule ("Rule 16b-3") passed under the Exchange Act (the "Plan Administrator"). Subject to the terms of the Plan, the Plan Administrator selects from eligible persons those persons to whom awards will be granted. The Plan Administrator will determine the terms and conditions, including any restrictions, of any award and approves the form of written instrument evidencing awards. The Plan Administrator is authorized to construe the Plan and any award under the Plan and to determine the number of shares of common stock to be covered by any award. The Plan Administrator also has the power to accelerate at any time the exercisability or vesting of all or any portion of any award, impose limitations on awards, extend the exercise period within which stock options may be exercised and determine at any time whether, to what extent, and under what circumstances stock and other amounts payable with respect to an award shall be deferred. In addition, the Plan Administrator determines whether and to what extent VDC shall pay or credit amounts constituting  interest  (at  rates  determined  by the  Plan  Administrator)  or dividends or deemed dividends on such deferrals. Finally, the Plan Administrator, in its discretion, may delegate to the Chairman of VDC all or part of the Plan Administrator's authority and duties with respect to granting awards to individuals who are not subject to the reporting provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         Eligibility
         -----------

         Directors, officers, employees and consultants of VDC and its subsidiaries (as defined in the Plan) who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business are eligible to participate in the Plan.

         Type of Awards and Certain Features
         -----------------------------------

Stock Options and Stock Appreciation Rights.

         Stock Options. The Plan provides for the Plan Administrator, in its discretion, to grant options either in the form of incentive stock options ("Incentive Stock Options") qualified as such under Section 422 of the Code, or other options ("Non-Qualified Stock Options"). See "Certain Federal Income Tax Consequences" below for a summary of the differing tax consequences of Incentive Stock Options and Non-Qualified Stock Options. However, Incentive Stock Options may only be granted to employees of VDC or any subsidiary (as defined in the Plan) that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. Additionally, no Incentive Stock Option may be granted following the tenth anniversary of the effective date of the Plan.

         Stock Appreciation Rights. The Plan also permits the Plan Administrator to grant Stock Appreciation Rights ("SARs") to eligible participants. SARs may be granted (i) alone, (ii) simultaneously with a grant of an Incentive Stock Option or Non-Qualified Stock Option or (iii) subsequent to the grant of a Non-Qualified Stock Option. An SAR entitles the holder upon exercise thereof to receive from VDC, upon a written request, (i) a number of shares of common stock, (ii) an amount of cash, or (iii) any combination of shares of common stock and cash, having an aggregate fair market value equal to the product of
(a) the excess of the fair market value, on the day of such request, of one share of common stock over the exercise price per share specified in such SAR or its related option and (b) the number of shares of common stock for which such SAR shall be exercised.

         Fair market value is defined to be (i) if the stock is admitted to quotation on the National Association of Securities Dealers Associated Quotation System ("NASDAQ"), the average of the highest bid and lowest asked price of the common stock for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported,
(ii) if the common stock is admitted to trading on a United States securities exchange or the NASDAQ National Market System, the closing price reported for such date, or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported or (iii) if the fair market value cannot be determined on the basis set forth in (i) or (ii), the Board of Directors of VDC shall in good faith determine the fair market value on such date.

         Exercise Price. The price at which each share covered by an option granted under the Plan may be purchased is determined in each case by the Plan Administrator but, in the case of Incentive Stock Options, may not be less than the fair market value of the underlying common stock at the time the option is granted. The exercise price of an SAR granted alone is determined by the Plan Administrator, but may not be less than the fair market value of the underlying common stock on the date of the grant. SARs granted at the same time of or after the grant of an option and in conjunction therewith or in the alternative thereto have the same exercise price as the related option.

         Exercise Period. An option or an SAR may be exercised in whole at any time or in part from time to time within such period as may be determined by the Plan Administrator provided that the option period for an Incentive Stock Option may not exceed ten years from the granting of the option.

         Termination of Employment or Service. If a participant in the Plan ceases to be employed by VDC or a subsidiary (as defined in the Plan), as the case may be, all options or SARs may be exercised only within three months after the termination of employment and within the option period, or, if such termination was due to disability or retirement (as defined in the Plan), within two years after termination of employment and within the option period. Notwithstanding the foregoing, if a participant who is an employee of VDC ceases to be an employee of VDC but immediately continues as an employee of a subsidiary (i.e. there is not more than a two week gap between such employments) or an employee of a subsidiary ceases to be an employee of that subsidiary but immediately continues as an employee of VDC or another subsidiary (i.e. there is not more than a two week gap between such employments), then said participant's options shall remain unaffected by said transition in employment. If termination of a participant's employment was for cause (as defined in the Plan) or the participant became an officer or director of, a consultant to, or employee of a competing business (as defined in the Plan) during the option period, then the option or SAR shall terminate. In the sole discretion of the Plan Administrator, the option period may be extended for up to three years from the date of termination regardless of the original option period. Further, any option or SAR may be exercised only within two years after the optionee's death and within the option period and only by the optionee's personal representatives or persons entitled thereto under the optionee's will or the laws of descent and distribution.

         If the participant who is a director of VDC ceases to serve as a director of VDC, any options or SARs may be exercised only within three months after the cessation of service and within the option period. If such cessation was due to disability, then any options or SARs may be exercised only within two years after cessation of service and within the option period. In the event that such cessation of service as a director was the result of removal for cause or the participant becomes an officer or director of, a consultant to or employed by a competing business during the option period, any options or SARs shall forthwith terminate; provided, however, that the Plan Administrator may in its sole discretion extend the option period of any option or SAR for up to three years from the date of cessation of service regardless of the original option period. Further, any option or SAR may be exercised only within two years after the optionee's death and within the option period and only by the optionee's personal representatives or persons entitled thereto under the optionee's will or the laws of descent and distribution.

         If a participant who is a consultant to VDC or a subsidiary shall cease to serve as a consultant to VDC or a subsidiary, as the case may be, any options or SARs may be exercised only within three months after the cessation of service and within the option period. Notwithstanding the foregoing, the Plan Administrator may in its sole discretion extend the option period of any option or SAR for up to three years from the date of cessation of service regardless of the original option period. Notwithstanding the foregoing, if a consultant of VDC ceases to be a consultant of VDC but immediately continues as a consultant of a subsidiary (i.e. there is not more than a two week gap between such engagements) or a consultant of a subsidiary ceases to be a consultant of that subsidiary but immediately continues as a consultant of VDC or another subsidiary (i.e. there is not more than a two week gap between such engagements), then said participant's options shall remain unaffected by said transition in engagement.

         Exercise of Option or SAR. An optionee must pay in full the option exercise price of each share purchased pursuant to an option at the time of each exercise of the option in one of the following ways:

                           (i)   in cash;

                           (ii)  by delivering to VDC a notice of exercise  with
an irrevocable direction to a broker-dealer registered under the Exchange Act to sell a sufficient portion of the shares and deliver the proceeds directly to VDC to pay the exercise price;

                           (iii) in the discretion  of the  Plan  Administrator,
through the delivery to VDC of previously-owned shares of common stock having an aggregate fair market value equal to the option exercise price; provided, however, that shares of common stock delivered in payment of the option exercise price must have been held by the participant for at least six months in order to be utilized to pay the option exercise price;

                           (iv)  in the  discretion  of  the Plan Administrator,
through an election to have shares of common stock otherwise issuable to the optionee withheld to pay the exercise price of such option; or

                           (v)   in the discretion of  the  Plan  Administrator,
through any combination of the foregoing.

         Nontransferability. A participant cannot transfer an option or an SAR otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the participant, the participant may transfer an option or an SAR to VDC upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to the option or SAR may agree within the applicable period specified above.

  Independent Director Stock Options.

         Each member of the board of directors of VDC who is not an employee or officer of VDC or any subsidiary (an "Independent Director") who is first elected or appointed to serve beginning after June 1, 1998 shall automatically be granted Non-Qualified Stock Options to purchase 25,000 shares of common stock. The option exercise price for options granted to Independent Directors under the Plan will equal the fair market value of the common stock on the date of grant. Options granted to Independent Directors under the foregoing provisions will be granted on the date that such Independent Director is first elected or appointed to serve as a director and, so long as the Independent Director continuously remains a director, will vest in equal annual installments over three years beginning on the anniversary of the date of grant. These options will expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director. Options will terminate ninety (90) days after a director ceases to serve as a director.

  Restricted Stock Awards.

         The Plan Administrator may from time to time award common stock to participants pursuant to Restricted Stock Awards. Such an award entitles the recipient to acquire shares of common stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant. At the time of grant, the Plan Administrator shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Restricted Stock shall become vested. If the grantee or VDC, as the case may be, fails to achieve the designated goals or the grantee's relationship with VDC is terminated prior to the expiration of the vesting period, the grantee shall forfeit all shares of common stock subject to the Restricted Stock Award which have not then vested.

         Once a participant signs a written instrument setting forth the Restricted Stock Award and pays any applicable purchase price, he or she shall have the rights of a shareholder with respect to the stock subject to the Restricted Share Award. However, a participant may not sell, assign, transfer, pledge or otherwise encumber or dispose of unvested Restricted Stock except as specifically provided in the written instrument evidencing the Restricted Stock Award or in the Plan.

  Stock Awards.

         The Plan Administrator may, in its sole discretion, grant or sell a Stock Award to any officer, employee or consultant of VDC or its subsidiaries, under which such individual may receive shares of common stock free of any vesting restrictions. Stock Awards may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

  Performance Share Awards.

         Independent of or in connection with the granting of any other award under the Plan, the Plan Administrator may, in its sole discretion, grant Performance Share Awards to any officer, employee or consultant of VDC or its subsidiaries. A Performance Share Award is an award entitling the recipient to acquire shares of common stock upon the attainment of specialized performance goals, which shall be determined by the Plan Administrator. The Plan
Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Plan Administrator may rely on the performance goals and other standards applicable to other performance plans of VDC setting the standards for Performance Share Awards under the Plan.

         Amendment and Termination
         -------------------------

         The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action may deprive any person without such person's consent of any rights granted under the Plan.

         Adjustments
         -----------

         The Plan Administrator retains the right to make an appropriate or proportionate adjustment in (i) the number of options that can be granted to any one individual participant, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the Plan, and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such options remain exercisable. The adjustment by the Plan Administrator shall be final, binding and conclusive.

         However, the Plan Administrator only has the authority to make the above adjustments if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of VDC, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of VDC, or additional shares or new or different shares or other securities of VDC or other non-cash assets are distributed with respect to such shares of common stock or other securities. If this paragraph applies to a particular event and the event is also an "Acquisition Event" (as defined below), then this paragraph does not apply and the adjustments and contingencies upon the occurrence of an "Acquisition Event", as described below, shall apply.

         In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of an option or options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of Code
Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time. If this paragraph applies to a particular event and the event is also an "Acquisition Event" (as defined below), then this paragraph does not apply and the adjustments and contingencies upon the occurrence of an "Acquisition Event", as described below, apply.

         No adjustment or substitution requires VDC to issue or to sell a fractional share under any option agreement or share award agreement and the total adjustment or substitution with respect to each option and share award agreement is limited accordingly.

         The Plan provides for certain adjustments and contingencies upon the occurrence of either an "Acquisition Event" or a "Change in Control Event." For purposes of the Plan, an "Acquisition Event" means:

         (1) after August 9, 2000, any merger or consolidation of VDC with or into another entity as a result of which the common stock is converted into or exchanged for the right to receive cash, securities or other property; or

         (2) after August 9, 2000, any exchange of shares of VDC for cash, securities or other property pursuant to a statutory share exchange transaction.

         For purposes of the Plan, a "Change in Control Event" means:

         (1) after August 9, 2000, any merger, consolidation, or transaction (or series of related transactions which commence after August 9, 2000 and occur within any 12 month period) which results in the voting securities of VDC outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 62.5% of the combined voting power of the voting securities of VDC or such surviving or acquiring entity outstanding immediately after such merger, consolidation, or transaction; or

         (2) any individual, entity, or "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) VDC, (B) any trustee or other fiduciary holding securities under an employee benefit plan of VDC, or (C) any person who, immediately prior to August 9, 2000, was the "beneficial owner" (as defined in Rule 13d-3 (or its successor rule) under the Exchange Act), directly or indirectly, of more than 10% of the combined voting power of VDC's then outstanding voting securities), is or becomes, after August 9, 2000, the "beneficial owner" (as defined in Rule 13d-3 (or its successor rule) under the Exchange Act), directly or indirectly, of securities of VDC representing 30% or more of the combined voting power of VDC's then outstanding voting securities; or

         (3) during any period of not more than two consecutive years, not including any period prior to August 9, 2000, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of VDC) whose election by the Board of Directors or nomination for election by VDC's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

         (4) after August 9, 2000, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of VDC, other than to a wholly-owned subsidiary of VDC; or

         (5)      the complete liquidation of VDC.

                  Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by VDC of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board of Directors shall provide that all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes of the Plan, an option shall be considered to be assumed if, following consummation of the Acquisition Event, the option confers the right to purchase, for each share of common stock subject to the option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of common stock for each share of common stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of common stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), VDC may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of common stock as a result of the Acquisition Event. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such options, then the Plan Administrator shall, upon written notice to the participants, provide that all then unexercised options will become exercisable in full as of a specified time prior to the Acquisition Event (the Board of Directors shall use its best efforts to ensure that option holders have at least 90 calendar days, and in no event less than 30 calendar days, to exercise their options) and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share of common stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board of Directors may instead provide that all outstanding options shall terminate upon consummation of such Acquisition Event and that each participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of common stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options.

         Upon the  occurrence  of a Change in  Control  Event that does not also
constitute   an   Acquisition   Event,   all  options   then-outstanding   shall
automatically become immediately exercisable in full.

         The Plan Administrator shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a participant and VDC, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

         In the event of a proposed liquidation or dissolution of VDC, the Plan Administrator shall upon written notice to the participants provide that all then unexercised options will (i) become exercisable in full as of a specified time prior to the effective date of such liquidation or dissolution (the Board of Directors shall use its best efforts to ensure that option holders have at least 90 calendar days, and in no event less than 30 calendar days, to exercise their options) and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Plan Administrator may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

         New Plan Benefits and Closing Quotation
         ---------------------------------------

         Because the grant of awards under the Plan are at the discretion of the Plan Administrator, it is not possible to indicate what awards will be made to eligible participants.

         As of October 19, 2000 the closing price of VDC's common stock as reported on the American Stock Exchange was $0.25 per share.

         Federal Income Tax Consequences
         -------------------------------

Incentive Stock Options.

         The grantee of an Incentive Stock Option under the Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is VDC then entitled to any deduction. The exercise of an Incentive Stock Option is also not a taxable event, although the difference between the option exercise price for the shares acquired and their fair market value on the date of exercise is an item of tax preference for purposes of determining the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for two years from the date the option was granted and one year from the date the Stock was transferred to the grantee (the "ISO Holding
Period"), then the grantee will have a long-term capital gain or loss on the disposition of such stock measured by the difference between the amount realized and the option exercise price. If the ISO Holding Period is not met, upon disposition of such shares (a "disqualifying disposition"), the grantee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price, limited, however, to the gain on disposition. VDC will be entitled to a deduction in the same amount and at the same time. Any additional gain would be taxable as long-term or short-term capital gain.

         If the Incentive Stock Option is exercisable by delivery of previously-owned shares of common stock in partial or full payment of the option exercise price, the grantee will not ordinarily recognize gain or loss on the transfer of such previously-owned shares. However, if the previously-owned shares transferred were acquired through the exercise of an Incentive Stock Option, the grantee may realize ordinary income with respect to the shares used to exercise an Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the grantee recognizes ordinary income upon a disqualifying disposition, VDC will generally be entitled to a tax deduction in the same amount.

Non-Qualified Stock Options.

         The grantee of a Non-Qualified Stock Option under the Plan will not be required to recognize any income for federal income tax purposes at the time of award and, as a result, VDC is not entitled to any deduction. Upon exercise of a Non-Qualified Stock Option, the grantee will realize compensation taxable as ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. VDC will then be entitled to a deduction in the same amount and at the same time. Upon the sale of shares acquired on exercise of a Non-Qualified Stock Option, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of exercise.

         If the exercise price of a Non-Qualified Stock Option is paid in whole or in part in shares of common stock, the tax results to the grantee are (i) a tax-free exchange of previously-owned shares for an equivalent number of new shares and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged.

         If the grantee of an Incentive Stock Option or Non-Qualified Stock Option pays for shares purchased upon the exercise of an option in whole or in part by delivering shares of common stock, such delivery will not result in the recognition of gain or loss by the grantee on the shares delivered at the time of delivery. The basis in the shares paid for by delivery of common stock is equal to the basis in the shares used by the grantee in the exercise. The recognition of such gain or loss on the shares delivered is deferred until the newly-acquired shares are sold.

         If the grantee elects, with the Plan Adminstrator's approval, to satisfy the tax withholding obligation by delivering to VDC previously-owned shares, said delivery will result in the recognition of gain or loss by the grantee on the shares delivered.

Stock Appreciation Rights.

         The grantee of an SAR will not recognize ordinary income upon the grant of the SAR. Upon exercise of an SAR, the tax consequences to the holder and VDC are the same as for the exercise of an Non-Qualified Stock Option.

Share Awards.

         The grantee of a Restricted Stock Award, Stock Award or Performance Share Award under the Plan (collectively a "share award") will generally recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over (ii) the amount, if any, paid for the shares. The grantee may, however, make an election (the "Tax Election"), within thirty days following the grant of the share award, to recognize income at the time of the award based on the fair market value of the shares on that date rather than upon the expiration of the risk of forfeiture. VDC will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale or other disposition (including any forfeiture) of the shares awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the award vested (or on the date of grant if the grantee made the Tax Election).

Taxation of Capital Gains and Losses.

         If shares of stock acquired by a grantee are held for more than the long-term capital gains holding period (and, in the case of Incentive Stock Options, the ISO Holding Periods are satisfied), any gain realized upon sale will be long-term capital gain rather than short-term capital gain or ordinary income. For stock acquired after 1987, the holding period for long-term capital gain or loss is one year. If a grantee sells shares at a loss, such loss, together with other capital losses realized during the year, will be deductible only to the extent that the loss offsets capital gains plus up to $3,000 of ordinary income per year. Net capital losses not deductible in the year realized may be carried over to and applied in succeeding years in accordance with the above limitation.

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares of common stock present at the Meeting in person or by proxy is required for the approval of the amendment to the Plan. If the shareholders do not approve the proposal, then the Plan will continue in effect in accordance with its existing provisions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO
                                 AMEND THE PLAN    ---

                                   PROPOSAL 3
               RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS

         BDO Seidman, LLP has audited VDC's financial statements for the year ended June 30, 2000. The Board of Directors has selected BDO Seidman, LLP to serve as the independent auditors for VDC for the fiscal year ending June 30, 2001. VDC does not expect to have a representative of BDO Seidman, LLP present at the Meeting.

         The Board of Directors shall consider the selection of another accounting firm to serve as VDC's independent auditors in the event that the stockholders do not approve the selection of BDO Seidman, LLP as VDC's independent auditors.

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares of common stock present at the Meeting in person or by proxy is required for ratification of BDO Seidman, LLP as VDC's independent auditors for the fiscal year ending June 30, 2001.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
                                                     ---
       OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE
                                2001 FISCAL YEAR


                                  OTHER MATTERS

         The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Based solely on its review of copies of forms filed pursuant to Section 16(a) of the Exchange Act, and written representations from certain reporting persons, VDC believes that during Fiscal 2000 all reporting persons timely complied with all filing requirements applicable to them, except for Form 4s and a Form 5 for PortaCom Wireless, Inc ("PortaCom"). Beyond what is reported above, VDC does not know the following with regard to PortaCom: (i) the number of late reports; (ii) the number of transactions that were not reported on a timely basis, or (iii) any known failure to file a required form.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         VDC currently intends to hold its 2001 Annual Meeting of Stockholders in December 2001 and to mail proxy statements relating to such meeting in October 2001. In order for proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to VDC's 2001 Annual

Meeting of Stockholders, such proposals must be received by VDC no later than June 29, 2001 and must otherwise be in compliance with all applicable laws and regulations.

                                              By Order of the Board of Directors

                                              /s/ Frederick A. Moran
                                              Frederick A. Moran
                                              Chairman of the Board and
                                              Chief Executive Officer

Dated:  October 20, 2000

                                   APPENDIX 1

                             AUDIT COMMITTEE CHARTER

                VDC Communications, Inc. Audit Committee Charter

I.  Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors of VDC Communications, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

         o    Monitor  the  independence  and  performance   of   the  Company's
              independent auditors and internal auditing department.

         o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

         Audit Committee members shall meet the applicable independence and experience requirements, in effect from time to time, of the American Stock Exchange ("AMEX") or such other applicable stock exchange or association on which the Company's common stock is then listed. The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. Audit

         Committee   members  may  attend  meetings  in  person,   by  telephone
         conference or similar communications equipment, or as otherwise permitted by law. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

         Review Procedures
         -----------------

         1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published in accordance with applicable Securities and Exchange Commission ("SEC") and AMEX regulations.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of major issues regarding accounting principles, practices, and judgments that could significantly affect the Company's financial statements.

         3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss any significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

         4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 ("SAS 61") (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors
         --------------------

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

         8. Review the independent auditors audit plan - discuss scope, staffing, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Internal Audit Department and Legal Compliance
         ----------------------------------------------

         11.  Review   the   budget,   plan,   changes   in  plan,   activities,
              organizational structure, and qualifications of the internal audit department, as needed.

         12. Review the appointment and performance of, and any decision to replace, the senior internal audit executive.

         13.  Review   significant   reports  prepared  by  the  internal  audit
              department together with management's response and follow-up to these reports.

         14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's system for monitoring compliance with applicable laws and regulations, including response to any material inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities
         --------------------------------------

         15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report will be included in the Company's annual proxy statement as required by the applicable rules of the SEC and AMEX.

         16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         17. Periodically report to the Board of Directors on significant results of the foregoing activities.

         Scope of Duties
         ---------------

         18. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan, direct or conduct audits, or to determine whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and any internal rules or codes of conduct of the Company.

                            VDC COMMUNICATIONS, INC.

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Frederick A. Moran proxy with power to appoint a substitute and hereby authorizes him to represent and to vote all shares of common stock of VDC Communications, Inc. held of record by the undersigned on October 16, 2000 at the Annual Meeting of Stockholders of VDC Communications, Inc. to be held on December 11, 2000 and at any adjournment(s) or postponement(s) thereof, and to vote as directed on the reverse side of this form and, in his discretion, upon such other matters not specified as may come before said meeting.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

     THE PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD
     ----------------------------------------------------------------------


                                                              SEE REVERSE SIDE

                                                                  FOR             WITHHELD      Nominee:
1.          Proposal 1

            Election of Directors                                 [ ]               [ ]         Dr. Leonard Hausman


2.          Proposal 2                                            FOR             AGAINST              ABSTAIN

            Amendment to VDC's 1998 Stock  Incentive Plan,        [ ]               [ ]                  [ ]
            as amended,  to Increase  the Number of Shares
            Available  for  Issuance  Pursuant  to  Grants
            from 5,000,000 to 8,000,000

3.          Proposal 3                                            FOR             AGAINST              ABSTAIN

            Ratification   of  the   Appointment   of  BDO        [ ]               [ ]                  [ ]
            Seidman, LLP as Independent Auditors for VDC.


                                        THIS  PROXY WHEN PROPERLY EXECUTED  WILL
                                        BE  VOTED IN THE MANNER DIRECTED HEREIN.
                                        IF  NO  DIRECTION  IS  MADE, THIS  PROXY
                                        WILL  BE  VOTED FOR THE ELECTION OF  THE
                                        NOMINEE  FOR  DIRECTOR, FOR THE PROPOSAL
                                        TO AMEND  THE 1998 STOCK INCENTIVE PLAN,
                                        AS  AMENDED, AND FOR THE RATIFICATION OF
                                        BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS
                                        FOR  VDC  COMMUNICATIONS, INC.  FOR  THE
                                        2001 FISCAL YEAR.

                                        PLEASE  SIGN, DATE AND RETURN YOUR PROXY
                                        PROMPTLY IN THE  ENCLOSED  ENVELOPE.  NO
                                        POSTAGE REQUIRED IF MAILED IN THE UNITED
                                        STATES.

                                              NOTE:  Please sign name(s) exactly
                                              as  printed hereon.  Joint  owners
                                              should  each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee  or  guardian, please give
                                              full title as such.

                                                     SIGNATURE(S)
                                                                 ---------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------, 2000
                                                                     DATE